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                                                                    EXHIBIT 99.1


NEWS BULLETIN FROM                      32605 W. Twelve Mile Rd.
[COVANSYS LOGO]                         Suite 250
                                        Farmington Hills, MI  48334
                                        NASDAQ:  CVNSE



   FOR FURTHER INFORMATION

AT THE COMPANY:                 AT JOELE FRANK, WILKINSON BRIMMER KATCHER:
David Roady                     Eden Abrahams / Andrew Siegel
(248) 848-2221                  (212) 355-4449
droady@covansys.com             ea@joelefrank.com / abs@joelefrank.com


THURSDAY, JULY 1, 2004


                           COVANSYS COMPLETES ANALYSIS
                OF ACCOUNTING FOR CERTAIN PROPERTY AND EQUIPMENT

             CONFIRMS NON-CASH CHARGE OF APPROXIMATELY $2.6 MILLION
        FOR ASSETS INCLUDING MISSING, OBSOLETE, AND DISPOSED OF EQUIPMENT


FARMINGTON HILLS, MI, JULY 1, 2004 - Covansys Corporation (NASDAQ: CVNSE), a worldwide provider of information technology services, today announced that it has completed its analysis of accounting issues related to a recently completed physical inventory and assessment of certain assets. Consistent with prior reports, the Company confirmed that it anticipated taking a non-cash charge relating to items including missing, obsolete or disposed of equipment and furniture with a net book value of approximately $2.6 million, or less than 1% of Covansys' total assets. Covansys has concluded that a portion of the non-cash charge should be allocated to prior periods and has requested guidance from the Securities and Exchange Commission regarding the appropriate periods in which the charge should be recorded. The Company intends to file its Form 10-Q for the quarter ended March 31, 2004 promptly after this issue has been resolved.

The Company also had an oral hearing today before a Nasdaq Listing Qualification Panel. Covansys expects its common stock to resume trading under the ticker symbol "CVNS" once the filing of its Form 10-Q is completed.

ABOUT COVANSYS
Covansys Corporation, (NASDAQ: CVNSE), is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services through a unique onsite, off-site, offshore delivery model that helps clients achieve rapid deployment, world-class quality and reduced costs. Founded in 1985, Covansys has successfully delivered an array of innovative and cost-effective business and technical solutions to leaders in the private and public sectors. With one of the largest offshore capabilities of any technology services provider based in the United States, Covansys has achieved the SEI's CMM(R) Level 5 quality ratings at two of its offshore development centers in India.


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SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements.

Factors that could cause or contribute to such material differences include actions by governmental or regulatory agencies, general economic conditions and conditions in the IT industry such as the demand for IT services, public sector government budgetary constraints, potential cost overruns on fixed-price projects, effective application of the percentage of completion method of accounting for fixed priced contracts, risks related to merger, acquisition and strategic investment strategy, variability of operating results, government regulation of immigration, exposure to regulatory, political and economic conditions in India and Asia, competition in the IT services industry, the short-term nature and termination provisions of contracts, economic conditions unique to clients in specific industries and limited protection of intellectual property rights. These and other factors are described in the Company's filings with the U.S. Securities and Exchange Commission.


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